Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 21, 2025, with respect to the consolidated financial statements of LiveRamp Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

August 18, 2025